Exhibit 10.5

SECOND AMENDMENT TO

THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) is adopted March 23, 2022 by and between The Farmers National Bank of Emlenton (the “Employer”) and Amanda Engles (the “Executive”).

WHEREAS, the Employer and the Executive are parties to a Supplemental Executive Retirement Plan Agreement dated November 15, 2017, as amended on February 8, 2019 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to delete Section 7.10 of the Agreement in its entirety;

WHEREAS, Section 6.1 of the Agreement provides that the Employer and the Executive may amend or terminate the Agreement at any time; and

WHEREAS, the Board of Directors of the Employer has approved this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Employer and the Executive hereby amend the Agreement as follows:

1. Section 7.10 of the Agreement is hereby deleted in its entirety and replaced by the following:

“7.10 [Reserved]”

2. All other provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above by the Executive and a duly authorized representative of the Employer.

EXECUTIVE		THE FARMERS NATIONAL BANK OF EMLENTON

By:	/s/ Amanda Engles	By:	/s/ William C. Marsh
Name:	Amanda Engles	Name:	William C. Marsh
		Title:	Chairman, President and Chief Executive Officer